Exhibit 16.1


                             DE MEO, YOUNG, MCGRATH
                        A PROFESSIONAL SERVICES COMPANY

SUITE 517                                                              SUITE 411
2400 EAST COMMERCIAL BOULEVARD                        2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308                         BOCA RATON, FLORIDA 33431
(954) 351-9800                                                    (561) 447-9800
FAX (954) 938-8683                                            FAX (561) 391-8856
www.dymco.net                                                      www.dymco.net

ANTHONY DE MEO, CPA*, ABV, PFS                             MICHAEL I. BLOOM, CPA
ROBERT E. McGRATH, CPA                                LAWRENCE E. DeBRUNNER, CPA
DAVID I. STOCKWELL, CPA                                  ---------------------
BARRY E. WAITE, CPA                           *regulated by the State of Florida
ROBERTA N. YOUNG, CPA



July 18, 2005

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Taylor Madison Crop.
    File Reference No 001-15034

We were previously the principal accountants for Taylor Madison, Corp. for the fiscal year ended June 30, 2004 and the transition period from January 1, 2003 to June 30, but have not reported on the financial statements of the Company as of June 30, 2005 or conducted any other audit services for the Company. On July 18, we were dismissed as principal accountant.

We have read Taylor Madison Corp.'s statements included in Item 4.01(a) of the Form 8-K dated July 18, 2005 to be filed with the Securities and Exchange Commission and we agree with such statements.

Very truly yours,

/s/ Roberta Young
---------------------
Roberta Young, CPA
For the Firm


                                      DYM
    MEMBERS OF AMERICAN INSTITUE OF CERTIFIED PUBLIC ACCOUNTANTS; MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION; PRIVATE COMPANIES PRACTICE
  SECTION; TAX DIVISION - FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS -
                        INSTITUE OF BUSINESS APPRAISERS

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